                                                                   EXHIBIT 10.31

                       RESIGNATION OF EMPLOYMENT AGREEMENT

       This Resignation of Employment Agreement (this "Agreement") is entered into as of May ___, 1999, by and between WALTER S. BERMAN (the "Executive") and GLOBAL VACATION GROUP, INC., a New York corporation (the "Company"), and Thayer Equity Investors III, L.P., a Delaware limited partnership ("Thayer").

                              W I T N E S S E T H :

       WHEREAS, the Company, Thayer and Executive are parties to a Management Agreement dated March 30, 1998, as amended (the "Management Agreement");

       WHEREAS, the Executive currently serves as Executive Vice President and Chief Financial and Accounting Officer of the Company;

       WHEREAS, the Company and the Executive desire to enter into an agreement to provide for the terms and conditions by which the Executive's employment with the Company will cease as of May 15, 1999 (the "Resignation Date").

       NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I
                       TERMS AND CONDITIONS OF RESIGNATION

       1.1 Resignation of Executive. The Company and the Executive hereby agree that the employment of Executive as Executive Vice President and Chief Financial and Accounting Officer of the Company shall cease as of the Resignation Date. The Executive also resigns, effective as of the Resignation Date, from all positions, including directorships, which Executive may have in the Company and in any subsidiaries of the Company, including without limitation, Friendly Holidays, Inc., Island Resort Tours, Inc., International Travel & Resorts, Inc., Classic Custom Vacations, Inc., Haddon Holidays, Inc., MTI Vacations, Inc., GVG Finance Company and Globetrotters, Inc.

       1.2 Severance Pay for Executive. The parties hereby agree that Executive's resignation pursuant to this Agreement shall be deemed to be a resignation of Executive without Good Reason pursuant to Section 7 of the Management Agreement and as a result Executive shall be owed no severance or other pay from the Company after the Resignation Date. Notwithstanding the foregoing, in exchange for the mutual promises and covenants contained herein, Executive is hereby released from the liquidated damages required to be paid by Executive to the Company pursuant to Section 7(c)(ii)(B) of the Management Agreement.

       1.3 Options. Executive hereby agrees that all stock options by Executive with respect to the Company's common stock shall terminate and be of no further force and effect as of the Resignation Date.

       1.4 Status of Management Agreement. The Management Agreement is hereby terminated, including but not limited to the "Repurchase Option" of the Company and Thayer thereunder and, except for Executive's rights as a shareholder of the Company, all obligations between Executive and the Company as well as any benefits to Thayer are hereby governed by this Agreement.

       1.5 Mutual Release.

           (a) Except in connection with this Agreement, Executive on the one hand and the Company on the other hand, hereby remise, release and forever discharge the other and their successors, assigns and affiliates from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckoning, contracts, controversies, agreements, liabilities, promises, damages, judgments, claims or demands of whatsoever kind or nature, in law or in equity which either the Executive on the one hand and the Company on the other hand, may have against the other from the beginning of the world to the date hereof.

           (b) These releases shall include, by way of example and not limitation, all claims, actions, causes of action, liabilities, demands, rights, damages, costs, attorneys' fees, expenses and controversies of every kind which arise out of, relate, or are based on (i) Executive's employment with the company or the termination thereof, (ii) statements, acts or omissions by Company and its agents (whether actual or apparent), employees or representatives whether in their individual or representative capacities, (iii) express or implied agreements between the parties, and (iv) the Civil Rights Act of 1866, 1964, and 1991, the Employee's Income Retirement Security Act of 1974, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, and all other state and federal statutes.

       1.6 Warranties.

               (a) Warranties. Executive warrants and represents as follows:

                   (i) He has read this Agreement, and agrees to the conditions and obligations set forth in it;

                   (ii) He has had a reasonable time to consider the terms of this Agreement and after being advised by Company to seek legal counsel;

                   (iii) He has had 21 days in which to consider the Agreement, and, if he executes this Agreement less than 21 days from receipt, it is with the understanding that he had the full 21 days available if he so desired;

                   (iv) He may revoke this Resignation Agreement for 7 days following his execution, and this Agreement shall not become enforceable and effective until 7 days after such execution;

                   (v) He has not assigned any of his rights or interests under this Agreement, the Management Agreement, or any other agreement or arrangement between him and the Company;

                   (vi) He voluntarily executes this Agreement after having had full opportunity to consult with legal counsel and without being pressured or influenced by any statement or representation of any person acting on behalf of Company including the officers, agents and attorneys for Company; and

                   (vii) He has full and complete legal capacity to enter into this Agreement.

               (b) Warranties.

                   (i) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporation action of the Company, and the Agreement has been duly and validly executed and delivered by the Company and it constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms and

                   (ii) The Company has not assigned any of its rights or interests under this Agreement, the Management Agreement or any other agreement or arrangement between either of them and the Executive.

       1.7 Repurchase of Stock.

           (a) In consideration for the payment by the Company of $30,862 or $.82 per share (the "Purchase Price"), the Executive agrees to sell, transfer and assign to the Company and the Company agrees to purchase and acquire from the Executive, the "Performance Vesting Shares" granted to and owned by the Executive pursuant to the Management Agreement, consisting of 37,637 shares of the of the Company's Common Stock. On the Resignation Date, the Company shall deliver a check or a wire transfer of funds to the Executive's account in the amount of the Purchase Price in exchange for all of the Performance Vesting Shares.

          (b)  Executive represents and warrants that:

               (i) He has full right, power and authority to enter into and perform this Agreement and to sell, transfer and assign the Performance Vesting Shares contemplated above;

               (ii) He is the sole beneficial owner of the Performance Vesting Shares to be sold by it as contemplated above, free and clear of all liens, claims and encumbrances;

               (iii) His execution, delivery and performance of this Agreement will not violate any agreement binding on him.

       1.8 Retained GVG Shares. Executive is the owner of sixty one thousand seven hundred seventy (61,770) shares of the Company's Common Stock (hereinafter referred to as the "Restricted Shares") which were granted to Executive as either "Time Vesting Shares" or "Non-Performance Vesting Shares" pursuant to
Section 2 of the Management Agreement and which are fully vested. Executive covenants and agrees that, unless a Sale of the Company occurs or Executive dies, the Restricted Shares may not be Transferred until on or after April 1, 2005. In the event that (i) a Sale of the Company occurs or (ii) Executive dies, all Restricted Shares may be Transferred by Executive or his estate (subject to applicable securities laws). On the date of this Agreement, Executive is also the owner of ninety thousand nine hundred forty nine (90,949) shares of the Company's Common Stock, which shares are fully vested and are not subject to any limitations on Transfer other than compliance with applicable securities laws.

       1.9 Post-Employment Relationship. Following the Resignation Date, Executive agrees that, subject to the approval of Executive's future Employer's and, in Executive's sole discretion based on his other obligations and commitments, at the request of the Company's Chief Executive Officer or the Board, he will provide advice and consultation to the Company with respect to a list of matters to be approved by the Executive and the Company and serving as a special advisor to the Board. If, during the year following this Agreement, the Board and Executive agree that it would be mutually beneficial, then the Board shall use its best efforts to cause Executive to be nominated or appointed as a member of the Board. In the event that Executive becomes a member of the Board, then Executive shall be entitled to the same level of compensation and benefits, including stock option grants, provided to other independent directors serving on the Company's board of directors. Executive shall be reimbursed by the Company for all expenses reasonably incurred in connection with Executive's performance of such services as an advisor and/or director.

       1.10 Mutual Non-Disparagement.

            (a) Subsequent to the date hereof, Executive agrees not to intentionally make to any customer, supplier, employee or business relation or affiliate of the Company or the general public any statement that materially disparages the Company, Thayer, or their respective subsidiaries and affiliates (including their respective officers, directors, shareholders and employees).

            (b) Subsequent to the date hereof, the Company agrees not to intentionally make any general public statement to employees, suppliers, customers or the general public that materially disparages the Executive.

       1.11 Confidential Information and Goodwill; Inventions. Executive acknowledges and agrees that:

            (a) As a necessary function of Executive's employment with the Company, Executive had access to and utilized Confidential Information which constitutes a valuable and essential asset of the Company's business.

            (b) The Confidential Information, observations arid data obtained by Executive during the course of his employment concerning the business and affairs of the Company are the property of the Company, including information concerning the acquisition opportunities in or reasonably related to the Business of which Executive became aware during his employment by the Company. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account any of to Confidential Information without the Board's written consent. Within ten (10) days following the date of this Agreement, Executive agrees to deliver to the Company all memoranda, notes, plans, records, reports and other documents (including copies thereof) relating to the Business or any other Confidential Information.

            (c) Executive acknowledges that all inventions, innovations, developments, improvements, methods, designs, analyses, drawings, software, reports and all similar or related information (whether or not patented or patentable) developed by Executive during his employment by the Company which
(i) directly or indirectly relate to the Company or its Affiliates or the Business, or (ii) resulted from any work performed by Executive while employed by the Company or its Affiliates belongs to the Company arid its Affiliates and Executive represents and warrants that, except to the extent previously transmitted to the Company, no such inventions, innovations, developments, improvements, methods, designs, analyses, drawings, software, reports and all similar or related information (whether or not patented or patentable) exist.

                1.12 Noncompetition and Nonsolicitation.

            (a) Executive acknowledges that in the course of his employment with the Company he has become familiar with the Company's and its Affiliates' trade secrets and with other confidential information concerning the Company and that his services were of special, unique and extraordinary value to the Company and its Affiliates. Therefore, Executive agrees that, until the later of (i) one year after the last day that Executive serves the Company as a special advisor or director (if he serves in either of such capacities) or (ii) May 15, 2000 (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company and its Subsidiaries or any businesses with which the Company or its Subsidiaries have firm plans to engage in on the date of this Agreement; provided, however, that Executive may perform services for American Express and its affiliates in accordance with past practice; provided, further, that in no event will such services be performed in connection with American Express and its affiliates' leisure travel services businesses (consumer or wholesale) in existence during the Noncompete Period.

            (b) During the Noncompete Period and for a period of one (1) year thereafter, Executive shall not directly or indirectly through another entity
(i) induce or attempt to induce any senior management employee of the Company or any Subsidiary or, to the actual knowledge of the Executive, any other employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof or (II) induce or attempt to induce any customer, supplier, vendor, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or to modify its business relationship with the Company in a manner adverse to the Company or any Subsidiary or in any way disparage the Company or its Subsidiaries to any such customer, supplier, vendor, licensee or business relation of the Company or any Subsidiary.

            (c) If, at the time of enforcement of Section 1.11 or 1.12 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

                1.13 Definitions.

            (a) "Affiliate" of any Person means any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

            (b) "Board" means the Company's board of directors or the board of directors or similar management body of any successor of the Company.

            (c) "Business" means any business of the Company or its Subsidiaries now or hereafter engaged in, including without limitation to business of providing travel products.

            (d) "Competitive Activity" means any business or activity of Executive or any third party that is the same as the Business or competitive with the Business.

            (e) "Confidential Information" means all confidential information and trade secrets of the Company and its Affiliates including, without limitation, the following: the identity, written lists, or descriptions of any customers, referral sources or Organizations; financial statements, cost reports, or other financial information; contract proposals or bidding information: business plans; training and operations methods and manuals; personnel records; fee structures; and management systems, policies or procedures, including related forms and manuals. "Confidential Information" shall not include any information or knowledge which: (a) is in the public domain other than by Executive's breach of this Agreement or (b) is disclosed to Executive lawfully by a third party who is not under any obligation of confidentiality.

            (f) "Management Agreement" has the meaning set forth in the first WHEREAS clause set forth above.

            (g) "Organization" means any organization that has contracted with the Company for the performance of services in connection with the Business.

            (h) "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            (i) "Purchase Price" has the meaning set forth in Section 1.7 above.

            (j) "Resignation Date" has the meaning set forth in the third WHEREAS clause set forth above.

            (k) "Sale of the Company" means any transaction or series of transactions pursuant to which any Person(s) other than Thayer and its Affiliates in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights acquiring only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

            (l) "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

            (n) "Transfer" means to sell, transfer, assign, pledge or otherwise dispose of all or any portion of any interest (whether with or without consideration and whether voluntarily or involuntarily or by operation of law, including upon death).

                                   ARTICLE II
                               GENERAL PROVISIONS

       2.1 Notices. Any notice provided for in this Agreement must be in writing and must be delivered to the recipient at the address below indicated:

               To the Company:

                      Global Vacation Group, Inc.
                      Suite 550
                      1420 New York Avenue, N.W.
                      Washington, D.C. 20005
                                  Tel:        (202) 347-1800
                                  Fax:        (202) 347-0710
                                  Attn:       Daniel Raskas
                                              Larry Gilbertson

               With Copies to:

                      Hogan & Hartson, L.L.P.
                      555 Thirteenth Street, N.W.
                      Washington, D.C. 20004
                                  Tel:        (202) 637-5771
                                  Fax:        (202) 637-5910
                                  Attn:       Christopher J. Hagan, Esq.

               To the Executive:

                      Walter S. Berman
                      7 Polo Field Lane
                      Great Neck, NY 11020

                                  Tel:        (516) 466-9743
                                  Fax:        (516) 466-4454

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given five (5) business days after mailing by first class mail, certified return receipt requested, one business day after delivery to a receipted courier for next business day delivery, or upon transmission by telex or facsimile.

       2.2 Severability. Except as provided in section 1.12(c), whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not effect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

       2.3 Complete Agreement. This Agreement, the Management Agreement, and those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

       2.4 Counterparts; Facsimile Transmission. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement. This Agreement may be executed and delivered by facsimile transmission.

       2.5 Defined Terms. Terms not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Management Agreement.

       2.6 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns, except that Executive may not assign any of his rights or obligations under Article I.

       2.7 Choice of Law. This Agreement shall be governed by the internal law, and not the law of conflicts, of the State of New York.

       IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                              EXECUTIVE:

                              -------------------------------------
                              Walter S. Berman

                              GLOBAL VACATION GROUP, INC.

                                  By:
                                     -----------------------------
                                  Name:
                                  Title:

                              THAYER EQUITY INVESTORS III, L.P.

                              By: TC Equity Partners, LLC
                              Its: General Partner

                                  By:
                                     -----------------------------
                                  Name:
                                  Title: